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                          AMENDED AND RESTATED BYLAWS
                                       OF
                        FIRST NATIONAL OF NEBRASKA, INC.


                            ARTICLE I - SHAREHOLDERS
                            ------------------------


Section 1.    Annual Meetings.  The annual meeting of the shareholders
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of the corporation shall be held on such day during the first 180 days of the calendar year as the Board of Directors may determine.

Section 2.    Special Meetings.  Special meetings of the shareholders
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may be called at any time by the Board of Directors, the Chairman of the Board, or the Chairman of the Executive Committee, and shall be called upon the request of shareholders holding at least one-tenth of the outstanding stock.

Section 3.    Place of Meetings.  Each annual and special meeting of the
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shareholders shall be held at the principal office of the corporation, or at such other place as shall be designated by the Board of Directors or the Executive Committee.

Section 4.    Notice of Meetings.  Written or printed notice stating the
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place, day and hour of meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed by the Secretary or an Assistant Secretary not less than thirty nor more than sixty days before the date of the meeting, to each shareholder of record, addressed to him at his address as it appears on the stock records of the corporation. Such notice shall be sent by mail, postage prepaid, to each shareholder's address as shown in the corporation's current records.

Section 5.    Proxies.  At all meetings of shareholders, a shareholder may
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vote by proxy executed in writing by the shareholder and filed with the
Secretary of the corporation, bearing date within eleven months prior to the meeting unless a longer period is provided therein and is permitted by law. A proxy shall be revocable, if not provided otherwise, by written notice of the revocation delivered by the shareholder to the Secretary of the corporation.

Section 6.    Quorum. A majority of the outstanding shares of the corporation,
--------------------
appearing in person or represented by proxy, shall constitute a quorum at a meeting of shareholders.

Section 7.    Voting. Except as otherwise provided in the Articles of
--------------------
Incorporation, in all voting by shareholders each shareholder shall be entitled one vote for each share of stock standing in the name of such shareholder on the stock records of the corporation; however, only those whose names appear as shareholders on the stock records of the corporation, or their proxies or legal representatives, shall be entitled to vote or to participate in any meeting of shareholders. Except as otherwise provided in the Articles of Incorporation, these By-Laws or by law, a majority of the votes cast shall decide any question that may come before the meeting.

                             ARTICLE II - DIRECTORS
                             ----------------------

Section 1.    Membership.  Subject to the rights of the shareholders to
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revise the number of directors, beginning on the date hereof there shall be eight and only eight members of the Board of Directors, and thereafter the number of members of the Board of Directors shall be fixed by Board of Directors resolution. The Board of Directors shall be divided by the directors into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 1998, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 1999 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2000. At each succeeding annual meeting of shareholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms. The shareholders of the corporation may remove any director or the entire Board of Directors.

The Executive Committee shall nominate persons for election to the Board of Directors. Shareholders may also nominate persons for election to the Board of Directors. All Shareholders must be sent notice, pursuant to Section 4 Article I of these By-Laws, of all nominations for election to the Board of Directors.

Section 2.    General Powers.  The business and property of the corporation
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shall be managed by the Board of Directors and they shall and may exercise all powers of the corporation except as limited by law and elsewhere by these By-Laws. They shall have power to make all

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necessary rules and regulations for their government and for the regulation of the business of the corporation which are not inconsistent with the Articles of Incorporation and these By-Laws, and shall have general management and control of the corporation.

The Board of Directors shall appoint an Executive Committee as provided in
Article III of these By-Laws, which shall be a standing committee, and which shall have the powers and authority set forth in Article III and IV of these By-Laws.

Section 3.    Regular Meetings.  A regular meeting of the Board of Directors
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shall be held, without other notice than this By-Law, immediately after and at the same place as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the date and place of the holding of additional regular meetings. The Secretary shall give each director written notice of such regular meetings at least ten (10) days prior to each such meeting in the manner specified below in Section 5 of this Article II.

Section 4.    Special Meetings.  Special meetings of the Board of Directors
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may be called by the Executive Committee, the Chairman of the Board of
Directors, the Chairman of the Executive Committee, or upon request of a majority of the Board, and may be held at such time and place as may be specified in the notice thereof.

Section 5.    Notice of Special Meetings.  Notice of each special meeting
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of the Board of Directors, stating the time and place where the meeting is to be held, shall be given by the Secretary or an Assistant Secretary by mailing the same to each director at his residence or business address not less than two (2) days before such meeting.

Any and all requirements for call and notice of special meetings may be dispensed with if all directors are present at the meeting or if those not present at the meeting shall at any time waive or have waived notice thereof. Any director may waive notice of any special meeting, and the attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Such notice shall be in writing and shall be delivered in person, by mail or private carrier, or by telegraph, teletype or other form of wire or wireless communication.

Section 6.    Quorum and Manner of Acting.  A majority of the number of
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directors in office shall constitute a quorum for the transaction of business at
any meeting of the Board of Directors.   Except as otherwise required by law,
the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action permitted or required to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the directors in counterparts. Further, members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 7.    Compensation.  The directors shall receive such fees and expenses
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for attendance at meetings of the Board as may be determined by the Board of
Directors.

                            ARTICLE III - COMMITTEES
                            ------------------------


Section 1.    Executive Committee - Composition.  The Board of Directors
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shall appoint from those of its members an Executive Committee consisting of not less than two nor more than five members, which shall constitute a standing committee to serve until the next annual meeting of the Board of Directors and until their successors are designated. The Executive Committee shall designate one of its members as the Chairman of that Committee. The Board of Directors may remove any member of the Executive Committee. Any vacancy on the Executive Committee, however caused, may be filled for the unexpired term by the Board of Directors at any lawful meeting.

Section 2.    Executive Committee - Meetings.  A regular meeting of the
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Executive Committee shall be held, without other notice than this By-Law, immediately after and at the same place as the annual meeting of the Board of Directors. Other meetings of the Executive Committee shall be held at such times and places as may be determined by its Chairman or as may be agreed upon by members of the Executive Committee. A quorum at any meeting of the Executive Committee shall consist of a majority of the committee, and any action taken by the committee shall require the vote of a majority of the members who are present. Notice of meetings shall be given, may be dispensed with, and may be waived, in the same manner as provided in Section 5 of Article II for special meetings of the Board of Directors. Any action required to be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the committee. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the members in counterparts. Further, members of the Board of Directors may participate in a meeting of the committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

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Section 3.    Executive Committee - Powers and Authority.  At all times when
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the Board of Directors is not in session, and to the full extent permitted by law, the Executive Committee shall have and may exercise all the authority of the Board of Directors in the management of the business and affairs of the corporation and may do all things, including actions specified by these By-Laws to be performed by the Board of Directors, in the same manner and with the same authority and effect as if such acts had been performed by the whole Board of Directors.

Any action taken by the Executive Committee to the full extent permitted by law, shall be deemed to be action taken by the Board of Directors and shall be binding on the corporation.

Section 4.    Executive Committee Powers and Authority Continued.  The powers
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and authority of the Executive Committee shall include general supervision of all the business affairs of the corporation. The powers and authority of the Executive Committee shall also include full power and authority to designate the person or persons to attend, act and vote on behalf of the corporation at any meeting of security holders of any other corporation in which this corporation may hold securities. At such meeting, the person or persons so designated shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present.

Section 5.    Other Committees.  There shall be such other committees,
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consisting of directors, officers and employees of the corporation, as the Board of Directors may designate from time to time.

Section 6.    Compensation.  Members of committees shall receive such fees and
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expenses for attendance at committee meetings as may be determined by the Board of Directors or Executive Committee.

                             ARTICLE IV - OFFICERS
                             ---------------------


Section 1.    Number.  The officers of the corporation shall be
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a Chairman of the Board of Directors, a President, one or more Vice Presidents, if and as determined by the Board of Directors, a Secretary and a Treasurer.
Any two or more of said offices may be held by one person at the same time.

Section 2.    Election and Tenure.  The officers of the corporation shall be
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appointed by the Board of Directors at its first regular meeting held after each annual meeting of the shareholders, or if for any reason officers are not appointed at such meeting, at a special meeting called for that purpose, and shall hold office until their successors are appointed and qualified.

Section 3.    Duties of Officers.  The Executive Committee shall, from time
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to time, in its discretion, designate and prescribe the scope of authority and the duties incident to each office.

Section 4.    Salaries.  The salaries of the officers shall be fixed from
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time to time by the Executive Committee. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation or a member of the Executive Committee.

Section 5.    Assistant Officers.  The Executive Committee may appoint such
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assistant officers, from time to time, as it deems appropriate, and may fix their compensation and the scope of their authority.

                           ARTICLE V - CAPITAL STOCK
                           -------------------------


Section 1.    Form of Certificates.  All certificates of stock shall be in
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such form as may be prescribed by the Board of Directors, shall be signed on behalf of the corporation as required by law and shall be sealed with the corporation's seal; provided, however, that if the certificate is countersigned by a transfer agent or any assistant transfer agent, or is registered by a registrar other than the corporation itself or an employee of the corporation, such certificates may be signed with the facsimile signatures of the officers authorized to execute such certificates and may be sealed with a facsimile of the seal of the corporation. All certificates shall be consecutively numbered or otherwise identified.

Section 2.    Stock Record.  The name and address of the person to whom
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certificates representing shares of the capital stock are issued, with the certificate number, number of shares and date of issue, shall be entered on the stock transfer records of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered or canceled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued in lieu thereof upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

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Section 3.    Transfer of Stock.  Transfer of shares of the corporation
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shall be made only on the stock transfer records of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock records of the corporation shall be deemed by the corporation to be the owner thereof for all purposes, unless the corporation establishes a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the owner.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend as adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.

                            ARTICLE VI - AMENDMENTS
                            -----------------------


Section 1.    Amendment by Stockholders.  These By-Laws may be added to,
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amended or repealed, by the majority vote of the entire outstanding stock of the corporation at any regular meeting of the shareholders, or at any special meeting if such proposed action has been announced in the call and notice of such special meeting.

Section 2.    Amendment by Board of Directors.  Subject to the right of the
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shareholders to adopt, amend or repeal the By-Laws, the Board of Directors shall have the power to adopt new or additional By-Laws, including emergency By-Laws, and to amend or repeal any existing By-Laws by an affirmative vote of a majority of all directors then holding office, provided that notice of the proposal to adopt, amend or repeal the By-Laws is given to the Board of Directors not less than ten (10) days prior to the meeting, or, at any time, by written consent.

                         ARTICLE VII - INDEMNIFICATION
                         -----------------------------

Section 1.  The corporation shall indemnify any person who was or is a party or
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is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, in no event shall the corporation indemnify such person against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency having jurisdiction over national bank holding companies which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  The corporation shall indemnify any person who was or is a party or
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is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for any negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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Section 3.  Any indemnification under Section 1 and 2 of this Article, unless
---------
ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 and 2 of this Article. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders of the corporation.

Section 4.  Expenses incurred in defending a civil or criminal action, suit, or
---------
proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in Section 3 of this Article upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation at authorized in this Article.

Section 5.  Nothing contained in this Article shall limit the corporation's
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ability to reimburse expenses incurred by a director or officer of the corporation in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 6.  Any indemnification of a director in accordance with this Article,
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including any payment or reimbursement of expenses, shall be reported in writing to the shareholders of the corporation with the notice of the next shareholders' meeting or prior to such meeting.

Section 7.  The corporation may purchase and maintain insurance on behalf of any
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person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article; provided, however, any such insurance shall exclude coverage for a formal order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the corporation.

Section 8.  The indemnification provided by this Article VII (i) shall not be
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deemed to be exclusive of but shall be in addition to any other rights to which a person seeking indemnification hereunder may be entitled under any statute, law or agreement, or under any By-Law or resolution adopted by the board of directors or shareholders of the corporation, or otherwise, (ii) shall continue as a person who has ceased to be such director or officer and (iii) shall inure to the benefit of the heirs, legal representatives, and assigns of such person. It is the intention of the corporation to indemnify every director and officer of the corporation for liability to any person for any action taken or any failure to take any action, as a director or officer to the fullest extent permitted by law.

RESTATED to reflect amendments through June 18, 1997.


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